EXHIBIT 23

The Board of Directors

Duke Realty Corporation:

We consent to incorporation by reference in the registration statements No. 333-62381, No. 33-64659, No. 333-24289, No. 333-66919, No. 333-50081, No. 333-26833, No. 333-82063, No. 333-85009, No. 333-35008, No. 333-39498, No. 333-44858, No. 333-51344, No. 333-37920, No. 333-59138 and No. 333-70678 on Form S-3 and No. 33-55727, No. 333-39965, No. 333-82061, No. 333-35162, No. 333-59508 and No. 333-42513 on Form S-8 of Duke Realty Corporation of our report dated January 29, 2003, relating to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule III, which report appears in the December 31, 2002 annual report on Form 10-K of Duke Realty Corporation.

KPMG LLP
Indianapolis, Indiana
March 25, 2003